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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



         PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)                January 13, 2000


                         Globe Business Resources, Inc.
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             (Exact name of registrant as specified in its charter)


         Ohio                         0-27682                    31-1256641
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(State or other jurisdiction        (Commission                 (IRS Employer
    of incorporation)               File Number)             Identification No.)


11260 Chester Road , Suite 400, Cincinnati, Ohio                    45246
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    (Address of principal executive offices)                       Zip Code


Registrant's telephone number, including area code  (513) 771-8287
                                                    --------------


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         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.

         Globe Business Resources, Inc. announced that it had entered into a definitive agreement dated as of January 13, 2000 with a subsidiary of Equity Residential Properties Trust for the sale of Globe for $13.00 per share in cash upon closing and up to an additional $0.50 per share post closing, upon final determination of costs, if any, relating to any potential breaches of certain representations and covenants by Globe. The agreement must be approved by Globe shareholders and is subject to customary closing conditions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits.

             2 Agreement and Plan of Merger dated as of January 13, 2000 by and among Globe Business Resources, Inc., Globe Holding Co., Inc., a Delaware corporation and ERP Operating Limited Partnership, an Illinois limited partnership.


                                       GLOBE BUSINESS RESOURCES, INC.



                                            /s/ David D. Hoguet
                                       ----------------------------
                                       By:  David D. Hoguet
                                            Chief Executive Officer

January 19, 2000